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                                                                      EXHIBIT 99

                                                                     NEWSRELEASE
[TECHTEAM LOGO]

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                                                             NASDAQ/NM -- "TEAM"

FOR IMMEDIATE RELEASE, Monday, August 26, 2002



TECHTEAM GLOBAL ANNOUNCES NEW STOCK REPURCHASE PROGRAM

SOUTHFIELD, MICHIGAN, August 26, 2002...TECHTEAM GLOBAL, INC., (Nasdaq: TEAM), a global provider of information technology and business process outsourcing support services, today announced that its Board of Directors has authorized the repurchase of up to two million (2,000,000) shares of its common stock in the open market. Unless expanded, renewed, or earlier completed, the repurchase program will terminate on February 26, 2003. Under the Board's authorization, purchases shall be made at prices deemed appropriate by the Company's Stock Repurchase Committee.

In announcing the repurchase program, the Company's President and Chief Executive Officer, William F. Coyro, Jr. stated, "The Directors of TechTeam continue to believe that the Company's stock price, at the current levels, is undervalued. Since August of 2001, the Company has increased its cash, cash equivalents, and investments from $25 million to nearly $40 million. At the same time, the Company has decreased its debt from $8.8 million to $2.3 million. TechTeam's strong financial position allows us the flexibility to fund this program while continuing to focus on our growth objectives. The Company's cash flow remains strong and we are continuing to invest in technology for the future; but we also see this stock repurchase as a good way to increase value to our shareholders."

TECHTEAM GLOBAL, INC. is a global provider of information technology and business process outsourcing services. The Company's ability to integrate computer services into a flexible, total single point of contact solution is a key element of its success. Partnerships with some of the world's "best-in-class" corporations provide TechTeam with unparalleled experience and expertise in providing the following IT support solutions: help desk/call center services, technical staffing, systems integration, and training programs. For information about TechTeam Global, Inc. and its outstanding services call 1-800-522-4451.





                                   -- More --


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27335 West 11 Mile Road, Southfield, Michigan 48034 - Telephone (248) 357-2866 -
Fax (248) 357-2570 - www.techteam.com


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                                                                     NEWSRELEASE
[TECHTEAM LOGO]

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SAFE HARBOR STATEMENT
With the exception of statements regarding historical matters and statements regarding the Company's current status, certain matters discussed herein are forward-looking and involve substantial risks and uncertainties. The Company's statements about the size and other attributes of the stock repurchase program, the undervalue of the Company's stock, the Company's cash flow and investments are such forward looking statements. Under the current structure of the Company's stock repurchase program, the Company cannot purchase stock if it is in possession of material non-public information. Further, the Company's opinion of its fair market value is subject to change based upon numerous risk factors including but not necessarily limited to the impact of an increase or decrease in business with major clients, announcements of new customers and/or business relationships, competition, contract risks, the loss of senior management, variations in the cost of doing business, and other factors as described in the Company's filings with the United States Securities and Exchange Commission. Due to these considerations, there can be no assurances that the Company will purchase any of its stock during any given quarter, or that it will repurchase any portion of the authorized 2,000,000 shares. The forward-looking statements made by the Company in the press release are accurate as of this date. The Company is under no obligation to update these forward-looking statements.




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CONTACTS:


TECHTEAM GLOBAL, INC.                        TECHTEAM GLOBAL, INC.
William F. Coyro, Jr.                        David W. Morgan
President and                                Vice President, Chief Financial
Chief Executive Officer                      Officer, and Treasurer
(248) 357-2866                               (248) 357-2866
wcoyro@techteam.com                          dmorgan@techteam.com




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27335 West 11 Mile Road, Southfield, Michigan 48034 - Telephone (248) 357-2866 -
Fax (248) 357-2570 - www.techteam.com